Rainmaker Reports Third Quarter 2011 Financial Results
Campbell, Calif., November 14, 2011 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for clients and their channel partners, today reported financial results for its third quarter ended September 30, 2011.
Net revenue in the third quarter of 2011 was $9.6 million, a 6% sequential increase from net revenue in the preceding quarter of $9.1 million.
Recent Business Highlights

•	Second consecutive quarter of sequential revenue growth

•	Announcing two new e-commerce storefront clients

•	Renewed multiple existing agreements with key Fortune 50 hardware client

•	Appointed Gary Briggs, a current Board member and VP of Marketing at Google, as lead independent director

•	Sequentially decreased quarterly net loss by over $600 thousand

•	Significantly lowered break-even point through cost reductions of over $3 million annually

Rainmaker CEO and Chairman Michael Silton commented, “We continue to make traction in our e-commerce transformation strategy focused on online sales and renewals and have brought our operating cash flow breakeven down significantly. We are launching storefronts for two new e-commerce clients and we were recently awarded extensions of multiple existing contracts by our key Fortune 50 Hardware client. For the third quarter, we generated continued sequential growth in revenue, improved margins, and reduced operating expenses. We continue to streamline the organization, have taken significant actions to reduce costs and we remain on track to achieve a return to positive cash flow within our current resources. Our sales pipeline continues to grow and we remain focused on taking advantage of the significant market opportunity in B2B e-commerce by signing additional e-commerce clients that will contribute to continued revenue growth and margin improvement in 2012.”
Third quarter 2011 adjusted EBITDA, which excludes non-cash stock compensation expense, was negative $1.3 million, compared to negative $1.8 million in the preceding quarter. See Exhibit A for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.
Gross margin in the third quarter of 2011 improved to 34%, compared to 33% in the preceding quarter.
Net loss for the third quarter of 2011 was $2.7 million, or a loss of $0.11 per share, compared to a net loss for the preceding quarter of $3.3 million, or a loss of $0.16 per share, and a net loss in the third quarter of 2010 of $4.0 million, or a loss of $0.20 per share.
Third quarter 2011 non-GAAP net loss, which excludes stock-based compensation expense of $534,000, a $114,000 loss on fair value re-measurement, amortization of intangible assets from acquisitions of $70,000, and a $70,000 favorable change in fair value of warrant liability, was $2.0 million, or a loss of $0.08 per share, compared to a non-GAAP net loss for the preceding quarter of $2.8 million, or a loss of $0.13 per share, which excludes stock-based compensation expense of $433,000, amortization of intangible assets from acquisitions of $93,000, and a $25,000 favorable change in fair value of warrant liability. See Exhibit B for a reconciliation of GAAP net loss to non-GAAP net loss.
Total shares outstanding at September 30, 2011 were approximately 26.8 million common shares, which include approximately 1.8 million unvested restricted shares. In addition, Rainmaker had 890,000 unexercised options outstanding with a weighted average exercise price of approximately $1.77 per share and 1.6 million unexercised warrants outstanding with a weighted average exercise price of approximately $1.38.
Total cash and cash equivalents were $10.5 million at September 30, 2011, compared to $11.8 million at June 30, 2011. Cash usage was $1.3 million in the third quarter of 2011, compared to cash usage of $1.0 million in the second quarter of 2011, excluding the net cash proceeds from the company's equity offering completed in the second quarter.

Financial Guidance

We expect current year net revenue growth of approximately 7% to 9% over 2010 adjusted net revenue with continued growth in 2012.
Conference Call
Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its third quarter fiscal 2011 financial results. Those wishing to participate in the live call should dial (877) 941-9205 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call's conclusion by dialing (800) 406-7325 and entering 4481596 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.
Discussion of Non-GAAP Financial Measures
Rainmaker Systems' management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net revenue, non-GAAP net loss and non-GAAP net loss per share, EBITDA and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker's business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company's operating performance. These non-GAAP measures exclude certain revenues and expenses that management does not consider to be related to the Company's core operating performance.
EBITDA was negative $1.8 million for the third quarter of 2011. EBITDA consists of net loss excluding interest and other expense, income taxes, depreciation & amortization and certain other non-cash items. Provision for income taxes was $9,000 for the three months ended September 30, 2011. Non-cash charges for depreciation of property and equipment were $705,000 for the three months ended September 30, 2011. Non-cash charges for amortization of acquisition related intangibles were $70,000 for the three months ended September 30, 2011. Interest and other expense was $73,000 for the three months ended September 30, 2011. The loss on fair value re-measurement was $114,000 for the three months ended September 30, 2011 and related to an increase in the accrued liability for the potential earnout from the acquisition of Optima. The change in fair value of warrant liability was $70,000 for the three months ended September 30, 2011 and related to a reduction in the fair value of the common stock warrant liability from the June 2011 equity financing. Adjusted EBITDA was negative $1.3 million for the three months ended September 30, 2011 and adds back to EBITDA non-cash stock based compensation expense of $534,000 incurred in the third quarter of 2011. See Exhibit A for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.
Non-GAAP net loss was $2.0 million for the third quarter of 2011 and consists of net loss excluding stock based compensation expense, amortization of purchased intangible assets, loss on fair value re-measurement and change in fair value of warrant liability. Stock based compensation expense was $534,000 for the three months ended September 30, 2011 and represents the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. The loss on fair value re-measurement was $114,000 for the three months ended September 30, 2011 and related to an increase in the accrued liability for the potential earnout from the acquisition of Optima. Amortization of intangible assets was $70,000 for the three months ended September 30, 2011. The change in fair value of warrant liability was $70,000 for the three months ended September 30, 2011 and related to a reduction in the fair value of the common stock warrant liability from the June 2011 equity financing. See Exhibit B for a reconciliation of GAAP net loss to non-GAAP net loss.
Non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker's performance that are not required by, or presented in accordance with GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker's operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker's past financial reports and also facilitates comparisons with other companies in Rainmaker's industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company's core operating results and facilitates comparisons of the Company's core operating performance against prior periods and the Company's business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluation of the Company's ongoing core operations.

About Rainmaker
Rainmaker Systems, Inc. is a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for our clients and their channel partners. Rainmaker provides these solutions on a consistent, global basis supporting multiple payment methods, currencies and language capabilities. For more information, visit www.rainmakersystems.com or call 800-631-1545.
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.
This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients' customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients' businesses, our ability to raise additional equity or debt financing, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.
CONTACT:

Timothy Burns	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(512) 949-6021	(323) 468-2300
timothy.burns@rmkr.com	rmkr@mkr-group.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2011	December 31, 2010
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$10,514	$12,171
Restricted cash	13	88
Accounts receivable, less allowance for doubtful accounts of $70 at September 30, 2011 and $102 at December 31, 2010	7,429	6,889
Prepaid expenses and other current assets	1,175	1,087
Total current assets	19,131	20,235
Property and equipment, net	4,915	6,140
Intangible assets, net	155	432
Goodwill	5,284	5,269
Other non-current assets	752	833
Total assets	$30,237	$32,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,438	$6,706
Accrued compensation and benefits	1,587	1,168
Other accrued liabilities	3,787	2,792
Deferred revenue	2,252	2,820
Current portion of capital lease obligations	115	—
Current portion of notes payable	4,934	2,520
Total current liabilities	20,113	16,006
Deferred tax liability	456	384
Long-term deferred revenue	183	244
Common stock warrant liability	720	—
Other long-term liabilities	—	182
Capital lease obligations, less current portion	42	—
Notes payable, less current portion	—	1,834
Total liabilities	21,514	18,650
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 28,408,986 shares issued and 26,767,085 shares outstanding at September 30, 2011, and 24,750,009 shares issued and 23,275,199 shares outstanding at December 31, 2010	26	22
Additional paid-in capital	128,904	124,826
Accumulated deficit	(116,033)	(106,947)
Accumulated other comprehensive loss	(1,690)	(1,375)
Treasury stock, at cost, 1,641,901 shares at September 30, 2011 and 1,474,810 shares at December 31, 2010	(2,484)	(2,267)
Total stockholders’ equity	8,723	14,259
Total liabilities and stockholders’ equity	$30,237	$32,909

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net revenue	$9,614	$9,415	$27,495	$33,575
Cost of services	6,320	6,206	18,165	18,118
Gross margin	3,294	3,209	9,330	15,457
Operating expenses:
Sales and marketing	1,038	995	3,001	3,045
Technology and development	1,927	2,164	5,907	7,066
General and administrative	2,114	2,803	6,372	7,970
Depreciation and amortization	775	1,357	2,880	3,625
Loss (gain) on fair value re-measurement	114	(190)	44	(190)
Total operating expenses	5,968	7,129	18,204	21,516
Operating loss	(2,674)	(3,920)	(8,874)	(6,059)
Change in fair value of warrant liability	(70)	—	(95)	—
Interest and other expense, net	73	6	161	910
Loss before income tax expense	(2,677)	(3,926)	(8,940)	(6,969)
Income tax expense	9	70	146	213
Net loss	$(2,686)	$(3,996)	$(9,086)	$(7,182)
Basic and diluted net loss per share	$(0.11)	$(0.20)	$(0.41)	$(0.35)
Weighted average common shares
Basic and diluted	24,900	20,491	22,385	20,267

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Operating activities:
Net loss	$(9,086)	$(7,182)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	2,600	3,075
Amortization of intangible assets	280	550
Loss (gain) on fair value re-measurement	44	(190)
Change in fair value of warrant liability	(95)	—
Stock-based compensation expense	1,592	2,173
Provision (credit) for allowances for doubtful accounts	22	(38)
Writedown of investment	—	740
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(577)	870
Prepaid expenses and other assets	(340)	423
Accounts payable	723	(935)
Accrued compensation and benefits	412	303
Other accrued liabilities	816	1,025
Income tax payable	(44)	(380)
Deferred tax liability	73	114
Deferred revenue	(626)	206
Net cash provided by (used in) operating activities	(4,206)	754
Investing activities:
Purchases of property and equipment	(1,349)	(2,704)
Restricted cash, net	75	(14)
Acquisition of business, net of cash acquired	—	(492)
Repayment of note receivable	—	1,250
Net cash used in investing activities	(1,274)	(1,960)
Financing activities:
Proceeds from issuance of common stock from offering	3,409	—
Proceeds from issuance of common stock from option exercises	15	2
Proceeds from borrowings	1,224	1,700
Repayment of borrowings	(660)	(1,540)
Net proceeds of overdraft facility	26	—
Proceeds from capital lease obligations	216	—
Repayment of capital lease obligations	(68)	(240)
Tax payments in connection with treasury stock surrendered	(217)	(339)
Purchases of treasury stock	—	(99)
Net cash provided by (used in) financing activities	3,945	(516)
Effect of exchange rate changes on cash	(122)	183
Net decrease in cash and cash equivalents	(1,657)	(1,539)
Cash and cash equivalents at beginning of period	12,171	15,129
Cash and cash equivalents at end of period	$10,514	$13,590
Supplemental disclosures of cash flow information:
Cash paid for interest	$178	$174
Cash paid for income taxes	$119	$152
Supplemental disclosures of non-cash investing and financing activities:
Common stock issued in acquisitions	$—	$701
Notes payable issued in acquisitions	$—	$321
Common stock warrants issued	$815	$—

RAINMAKER SYSTEMS, INC.
EXHIBIT A
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (1)
(In thousands)
(Unaudited)

	Three months ended
	September 30, 2011	June 30, 2011
Net loss	$(2,686)	$(3,297)
Add:
Provision for income taxes	9	68
Depreciation of property and equipment	705	863
Amortization of intangible assets	70	93
Loss on fair value re-measurement	114	—
Change in fair value of warrant liability	(70)	(25)
Interest and other expense, net	73	51
	901	1,050

EBITDA – Non-GAAP basis	$(1,785)	$(2,247)
Add:
Stock based compensation	534	433

Adjusted EBITDA – Non-GAAP basis	$(1,251)	$(1,814)

 _______________________________

(1)
To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses, and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.

RAINMAKER SYSTEMS, INC.
EXHIBIT B
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)
(In thousands, except per share)
(Unaudited)

	Three months ended
	September 30, 2011	June 30, 2011
Net loss - GAAP basis	$(2,686)	$(3,297)
Stock compensation adjustments (2):
Cost of services	24	24
Sales and marketing	57	53
Technology and development	51	44
General and administrative	402	312
Amortization of intangible assets (3)	70	93
Loss on fair value re-measurement (4)	114	—
Change in fair value of warrant liability (4)	(70)	(25)
Net loss – Non-GAAP basis	$(2,038)	$(2,796)

Diluted weighted average shares outstanding	24,900	21,251

Non-GAAP diluted net loss per share	$(0.08)	$(0.13)

____________________________________
(1) To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2) We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on NASDAQ for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.
(3) We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(4) In the quarter ended September 30, 2011, we recorded a loss on fair value re-measurement of $114,000 related to the change in the accrued estimated liability for the potential earnout from the acquisition of Optima. In the quarter ended September 30, 2011, we recorded a gain in fair value of the warrant liability of $70,000 related to a reduction in the common stock warrant liability from the June 2011 equity financing.